                                                                   Exhibit 10.21

                           AMICUS THERAPEUTICS, INC.

                        RESTRICTED SHARE AWARD AGREEMENT

     THIS RESTRICTED SHARE AWARD AGREEMENT (the "Award Agreement") is dated this 8th day of March, 2007, by and between Amicus Therapeutics, Inc., a Delaware corporation (the "Company"), and Glenn P. Sblendorio (the "Recipient").

     WHEREAS, on June 27, 2006, the Recipient was elected to the Board of Directors of Company, and the terms of such service were set forth in an offer letter (the "Offer Letter") of the same date;

     WHEREAS, among the terms set forth in the Offer Letter was an award (the "Award") of 100,000 shares of common stock, $.01 par value (the "Common Stock") under the Amicus Therapeutics, Inc. 2002 Equity Incentive Plan (the "Plan"); and

     WHEREAS, on September 13, 2006, the Company's Board of Directors ratified such Award;

     NOW, THEREFORE, in consideration of the foregoing and the mutual obligations set forth herein, the Company and the Recipient agree as follows:

     1. Award. The Award to the Recipient of restricted shares ("Restricted Shares") of Common Stock is subject to the terms and conditions set forth in this Restricted Share Award Agreement ("Award Agreement"), and the Plan. By executing this Award Agreement, the Recipient agrees to be bound by all the Plan's terms and conditions as if they had been set forth specifically herein. Capitalized terms used but not otherwise defined herein are defined in the Plan.

     2. Specific Terms. The Recipient's Restricted Shares have the following terms:


     Number of Restricted Shares Awarded:     100,000

     Award Date:                              June 27, 2006

     Vesting:                                 The Restricted Shares shall vest
                                              as follows:

                                              2,778 shares shall vest on the
                                              first day of each of the
                                              thirty-five (35) calendar months
                                              following the Award Date

                                              2,770 shares shall vest and
                                              become exercisable on June 1, 2009

     Forfeiture:         In the event that the Recipient is no longer in
                         service to the Company as a member of the Board of Directors, any unvested Restricted Shares (including dividends paid thereon), shall be automatically forfeited (the "Forfeited Shares") and returned to the Company for cancellation upon the effective day of the end of the Recipient's service.

     3. Issuance of Restricted Shares. The Company shall reflect the issuance in the Recipient's name of all the Restricted Shares subject to the Award. Such Restricted Shares shall be held in the custody of the Company or its designee for the Recipient's account. The Restricted Shares shall be subject to the restrictions set forth herein. Until applicable vesting restrictions lapse, any certificates that the Recipient receives for Restricted Shares will include a legend stating that they are subject to the restrictions set forth in the Plan and this Award Agreement.

     4.   Stockholder Rights; Unvested Restricted Shares.

          a. The Company will hold the Restricted Shares in escrow until applicable vesting occurs, if ever. The Recipient must deliver to the Company, coincident with the execution and delivery of this Award Agreement, a stock power, endorsed in blank, for each certificate issued and representing the Restricted Shares to enable the Company to return and/or reissue such certificates as provided in this Award Agreement.

          b. If an event causes the Recipient to forfeit any Restricted Shares, the stock powers will be used to return the certificates for the Forfeited Shares for cancellation. To the extent that a portion of a certificate represents Forfeited Shares and shares which are not Forfeited Shares, then the Company will reissue a certificate to the Recipient for such number of shares of Common Stock which do not represent Forfeited Shares and the stock powers shall be effective for such purpose.

          c. Subject to this Award Agreement, as the owner of record of the Restricted Shares, the Recipient's name will be reflected as such on the Company's books and records, and the Recipient will be entitled to all rights of a Company stockholder, including voting and dividend rights with respect to the Restricted Shares; provided however, that dividends paid with respect to those Restricted Shares, whether in cash or stock, that have not vested at the time of the dividend payment shall themselves be subject to the same restrictions, vesting and forfeiture conditions that apply to the corresponding Restricted Shares.

     5. Transfer Restrictions. No portion of the Restricted Shares may be sold, transferred, assigned pledged or otherwise encumbered or disposed of by the Recipient until such Restricted Shares have vested in accordance with
Section 1 hereof and then only in accordance with applicable securities laws and any Company policy then in effect, should such policy then apply to the Recipient. The Company shall not be required (i) to transfer on its books

                                       2



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any Restricted Shares that have been sold or otherwise transferred in violation of any provision of this Award Agreement, or (ii) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the Recipient has attempted to transfer such shares.

     6. Right of First Refusal. If the Recipient wishes to sell or otherwise transfer any of the vested Restricted Shares, then at least 30 days prior to any such transfer, the Recipient shall give notice to the Company (the "Notice"). The Notice shall set forth (i) the number of Restricted Shares proposed to be sold or transferred; (ii) the date or proposed date of the sale or transfer; (iii) the identity of the proposed transferee; and (iv) the principal terms of the transfer, including the cash or other property or consideration to be received upon such transfer. The Company shall have the right, but not the obligation, to purchase all, but not less than all, of the Restricted Shares on the same terms specified in the Notice. Within 30 days after receipt of the Notice, the Company shall give written notice (the
"Company Notice") to the Recipient stating whether or not it elects to exercise its right to purchase the Restricted Shares and a date and time for consummation of such purchase, not more than 10 days after the receipt by the Recipient of the Company Notice. Failure by the Company to deliver a Company Notice within such time period shall be deemed an election by the Company not to exercise its right to purchase the Restricted Shares. If the Company does not exercise its right to purchase the Restricted Shares, then the Recipient shall be free to transfer the Restricted Shares on the terms provided in the Notice. Any Restricted Shares not purchased within a period of 90 days of the Notice by the proposed transferee in the Notice may not be sold or otherwise disposed of until they are again offered to the Company under the procedures specified in this Section 6. The Company's right of first refusal described in this Section
6 shall terminate upon the closing of an initial public offering of the Company's Common Stock.

     7. Restrictions on Public Sale by Recipient. In connection with any public offering, the Recipient, if requested by the Company and the underwriters managing such public offering, shall agree not to sell or otherwise transfer or dispose of any Restricted Shares or other securities of the Company held by the Recipient (other than those Restricted Shares or other securities, if any, included in the public offering) for a specified period of time determined by the Company and the underwriters following the effective date of a registration statement with the Securities and Exchange Commission covering such public offering (the "Registration Statement"); provided, however, that: (i) such agreement shall not exceed 180 days from the effective date of such registration; (ii) all other Restricted Holders enter into similar agreements; provided, however, that all restrictions set forth in this Section 7 shall terminate and be of no further force or effect if any other Restricted Holder is released from, or otherwise no longer bound by, such restrictions; and (iii) such agreement shall only apply to the first such Registration Statement covering Common Stock of the Company to be sold on its behalf to the public in an initial public offering of securities by the Company. For purposes of this
Section 7, "Restricted Holders" shall mean: (x) parties to that certain Third Amended and Restated Investor Rights Agreement, dated September 13, 2006, by and among the Company and the stockholders named therein, and (y) any officer or director of the Company.

     8. Effect of a Reorganization Event. Upon any Reorganization Event (as defined in the Plan), all shares of Restricted Stock which were unvested at the time of such Reorganization Event, shall immediately become vested.

     9. Taxes and Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Recipient for federal income tax purposes with respect to any Restricted Shares, the Recipient shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. Notwithstanding anything to the contrary contained herein, the Recipient may discharge this withholding obligation by directing the Company to withhold Restricted Shares with a value on a vesting date equal to the minimum withholding obligation in connection with such vesting. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from the delivery of the Restricted Shares that gives rise to the withholding requirement.

     10. Representations. The Recipient represents, warrants and covenants to the Company that:

          a. The Restricted Shares are being acquired for the Recipient's account for investment only and not with a view to, or for sale in connection with, any distribution of the Restricted Shares in violation of the Securities Act of 1933, as amended, or any rule or regulation thereunder.

          b. The Recipient has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Recipient to evaluate the merits and risks of an investment in the Company.

          c. The Recipient is able to bear the economic risk of holding such Restricted Shares for an indefinite period.

          d. The Recipient understands that (i) the Restricted Shares will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (ii) the Restricted Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Company's Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) the Company has no obligation or current intention to register any Restricted Shares acquired pursuant to this Award under the Securities Act.

          e. The Recipient hereby represents that the Recipient has obtained appropriate legal or tax advice with respect to the tax consequences to the Recipient of the Award.

          f. All stock certificates representing Restricted Shares issued to the Recipient shall have affixed thereto legends substantially in the following form, in addition to any other legends required by applicable state law:

     THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) REGISTRATION IN COMPLIANCE WITH SAID ACT AND SUCH STATE LAWS, OR (2) AN OPINION OF COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH DISPOSITION WOULD NOT CONSTITUTE A VIOLATION OF ANY RELEVANT FEDERAL OR STATE SECURITIES LAWS.

     THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND RESTRICTIONS ON RESALE CONTAINED IN A RESTRICTED SHARE AWARD AGREEMENT BETWEEN THE COMPANY AND THE HOLDER HEREOF. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

     11. Consent of Spouse/Domestic Partner. If the Recipient has a spouse or domestic partner as of the date of this Award Agreement, the Recipient's spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form of Exhibit A hereto, effective as of the date hereof. Such consent shall not be redeemed to confer or convey to the spouse or domestic partner any rights in the Restricted Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Recipient subsequent to the date hereof, marries, remarries or applies to the Company for domestic partnership benefits, the Recipient shall, not later than 60 days thereafter, obtain his or her new spouse/domestic partner's acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Award Agreement by having such spouse/domestic partner execute and deliver a Consent of Spouse/Domestic Partner in the form of Exhibit A.

     12. Miscellaneous.

          a. This Award Agreement and any instruments delivered pursuant to this Award Agreement shall be construed, interpreted and governed in accordance with the laws of the State of New Jersey, without regard to the conflicts of law rules thereof.

          b. Any claim or controversy arising out of, or relating to, this Award Agreement, other than with respect to any confidentiality agreement between Recipient and the Company (or any officer, director, employee or agent of the Company), or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employee Disputes. Such arbitration shall be held in New Jersey (or in such other location as the Company may at time be headquartered). The arbitration shall be conducted before a three-member panel. Within fifteen (15) days after the commencement of arbitration, each party shall select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association and shall be a member of the bar of the State of New Jersey actively engaged in the practice of employment law for at least ten years. The arbitration panel shall apply the substantive laws of the State of New Jersey in connection with the arbitration and the New Jersey Rules of Evidence shall apply to all aspects of the arbitration. The award shall be made within thirty days of the closing of the hearing. Judgment upon the award rendered by the arbitrator(s) may be entered by any Court having jurisdiction thereof.

     c. This Award Agreement shall extend to, be binding upon and inure to the benefit of the Recipient, his legal representatives, his heirs, successors and assigns (subject, however, to the limitations set forth herein with respect to the assignment of the Award, the Restricted Shares or rights herein) and upon the Company, its successors and assigns regardless of any change in the business structure of the Company, be it through spinoff, merger, sale of stock, sale of assets or any other transaction and shall be construed in a manner that is consistent with the provisions of the Plan.

     d. This Award Agreement contains the entire agreement of the parties with respect to the subject matter hereof. No waiver, modification or change of any provision of this Award Agreement shall be valid unless in writing and signed by both parties.

     e. The waiver of any breach of any duty, term or condition of this Award Agreement shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or any other duty, term or condition of this Award Agreement.

     f. All notices pursuant to this Award Agreement will be in writing and will be sent by personal delivery, telecopier, electronic mail or by prepaid registered or certified mail, return receipt requested, addressed to the parties hereto at the addresses set forth beneath their names on the signature page hereto or to such other addresses as may hereafter be specified by like notice in writing by either of the parties, and will be deemed given (i) upon receipt if by personal delivery, (ii) on the day on which delivered if delivered by telecopier (with confirmation of receipt (such receipt to be established by acceptable protocol)), (iii) upon mailing if sent by registered or certified mail or (iv) when transmitted if delivered by electronic mail (with satisfactory evidence of transmittal (such evidence of transmittal to be established by acceptable protocol)). Copies of all notices shall be sent to:
Amicus Therapeutics, Inc., 6 Cedar Brook Drive, Cranbury, NJ 08512 Attention:
VP, Human Resources and Leadership Development, Telecopier No. 609-662-2004.

     g. The headings of the sections of this Award Agreement are inserted for convenience of reference only and will not be deemed to constitute a part hereof or to affect the meaning hereof.

     h. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

                             [SIGNATURE PAGE FOLLOWS]


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
      By the signature of the Recipient below, along with the signature of the Company's authorized representative, the Recipient and the Company agree that the Restricted Shares are awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

                                        AMICUS THERAPEUTICS, INC.

Date: March 8, 2007                     By: /s/ John F. Crowley
                                            -----------------------------------
                                            Name:   John F. Crowley
                                            Title:  President & CEO

                                        Address:  6 Cedar Brook Drive
                                                  Cranbury, NJ 08512

                             RECIPIENT'S ACCEPTANCE

      The undersigned hereby accepts the foregoing Award Agreement and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 2002 Equity Incentive Plan.

                                        RECIPIENT

Date: March 8, 2007                     By: /s/ Glenn P Sblendorio
                                            -----------------------------------
                                            Name:    Glenn P Sblendorio
                                            Address: 51 Bramshill Drive
                                                     Mahwah, NJ 07430

                                            SSN#:    ###-##-####

                                                                       EXHIBIT A



                      CONSENT OF SPOUSE/DOMESTIC PARTNER

     I, Rosemary Sblendorio, spouse or domestic partner of Glenn Sblendorio, acknowledge that I have read the RESTRICTED SHARE AWARD AGREEMENT dated as of _______(the "Award Agreement") to which this Consent is attached as Exhibit A and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Award Agreement. I am aware that by its provisions the Restricted Shares granted to my spouse/domestic partner pursuant to the Award Agreement are subject to forfeiture and that, accordingly, I may be required to forfeit to Amicus Therapeutics, Inc. (the "Company") any or all of the Restricted Shares of which I may become possessed as a result of a gift from my spouse/domestic partner or a court decree and/or any property settlement in any domestic litigation.

     I hereby agree that my interest, if any, in the Restricted Shares subject to the Award Agreement shall be irrevocably bound by the Award Agreement and further understand and agree that any community property interest I may have in the Restricted Shares shall be similarly bound by the Award Agreement.

     I agree to the vesting and forfeiture provisions described in the Award Agreement and I hereby consent to the forfeiture of the Restricted Shares to the Company by my spouse/domestic partner or my spouse/domestic partner's legal representative in accordance with the provisions of the Award Agreement. Further, as part of the consideration for the Award Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Restricted Shares by an outright bequest of the Restricted Shares to my spouse or domestic partner, then the Company shall have the same rights against my legal representative to exercise its rights to the Restricted Shares with respect to any interest of mine in the Restricted Shares as it would have had pursuant to the Award Agreement if I had acquired the Restricted Shares pursuant to a court decree in domestic litigation.

     I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

  Dated as of the ________ day of _________________,200_.



Date: _________________________       /s/ Rosemary Sblendorio
                                      _____________________

                                      Rosemary Sblendorio
                                      _____________________
                                        Print Name

                       CONSENT OF SPOUSE/DOMESTIC PARTNER

      I, Rosemary Sblendorio, spouse or domestic partner of Glenn Sblendorio, acknowledge that I have read the RESTRICTED SHARE AWARD AGREEMENT dated as of ___________ (the "Award Agreement") to which this Consent is attached as Exhibit A and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Award Agreement. I am aware that by its provisions the Restricted Shares granted to my spouse/domestic partner pursuant to the Award Agreement are subject to forfeiture and that, accordingly, I may be required to forfeit to Amicus Therapeutics, Inc. (the "Company") any or all of the Restricted Shares of which I may become possessed as a result of a gift from my spouse/domestic partner or a court decree and/or any property settlement in any domestic litigation.

      I hereby agree that my interest, if any, in the Restricted Shares subject to the Award Agreement shall be irrevocably bound by the Award Agreement and further understand and agree that any community property interest I may have in the Restricted Shares shall be similarly bound by the Award Agreement.

      I agree to the vesting and forfeiture provisions described in the Award Agreement and I hereby consent to the forfeiture of the Restricted Shares to the Company by my spouse/domestic partner or my spouse/domestic partner's legal representative in accordance with the provisions of the Award Agreement. Further, as part of the consideration for the Award Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Restricted Shares by an outright bequest of the Restricted Shares to my spouse or domestic partner, then the Company shall have the same rights against my legal representative to exercise its rights to the Restricted Shares with respect to any interest of mine in the Restricted Shares as it would have had pursuant to the Award Agreement if I had acquired the Restricted Shares pursuant to a court decree in domestic litigation.

      I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

  Dated as of the ___________ day of ________________________, 2007.

Date: ___________________________
                                         _______________________________________
                                         /s/ Rosemary Sblendorio
                                         _______________________________________
                                         Print Name Rosemary Sblendorio